As filed with the Securities and Exchange Commission on May 15, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CNA FINANCIAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-6169860 (I.R.S. Employer Identification Number)

151 N. Franklin Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)

CNA Financial Corporation Incentive Compensation Plan
(Full Title of the Plan)

Stathy Darcy
Senior Vice President, Deputy General Counsel & Secretary
CNA Financial Corporation
151 North Franklin Street
Chicago, Illinois 60606

(312) 822-5000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

			Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be		Offering Price		Aggregate Offering		Amount of
to be Registered	Registered		Per Share		Price		Registration Fee
Common Stock, par value $2.50 per share	5,000,000 shares	(1)	$28.46	(2)	$142,300,000.00	(2)	$18,471.00	(2)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the CNA Financial Corporation Incentive Compensation Plan, relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $28.46 per share represents the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 12, 2020.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-211150) was filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2016 covering the registration of 5,000,000 shares of Common Stock under the Amended and Restated CNA Financial Corporation Incentive Compensation Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 5,000,000 shares of Common Stock under the Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3, 5 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

CNA Financial Corporation (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) Our annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 11, 2020;

(2) Our quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 4, 2020;

(3) Our current report on Form 8-K filed with the Commission on March 2, 2020, March 12, 2020 and April 29, 2020; and

(4) The description of our Common Stock contained in our registration statement on Form 8-A/A (File No. 001-05823), filed with the Commission on April 14, 2010, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities being registered hereby has been passed on by José Ramón González, Esq., the Registrant’s Executive Vice President and General Counsel, and an employee of the Registrant’s subsidiary, Continental Casualty Company. Mr. González will be eligible to participate in the Plan and has been awarded restricted stock units, each unit representing a contingent right to receive one share of Registrant’s common stock under the Plan.

Item 8. Exhibits.

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 15th day of May, 2020.

CNA FINANCIAL CORPORATION

By:	/s/ Dino E. Robusto
Dino E. Robusto
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Dino E. Robusto	Chairman of the Board and Chief Executive	May 15, 2020
Dino E. Robusto	Officer (Principal Executive Officer)

/s/ Albert J. Miralles, Jr.	Executive Vice President and Chief Financial	May 15, 2020
Albert J. Miralles, Jr.	Officer (Principal Financial Officer & Principal Accounting Officer)

/s/ Michael A. Bless	Director	May 15, 2020
Michael A. Bless

/s/ Jose O. Montemayor	Director	May 15, 2020
Jose O. Montemayor

/s/ Don M. Randel	Director	May 15, 2020
Don M. Randel

/s/ Andre Rice	Director	May 15, 2020
Andre Rice

/s/ Kenneth I. Siegel	Director	May 15, 2020
Kenneth I. Siegel

/s/ Andrew H. Tisch	Director	May 15, 2020
Andrew H. Tisch

/s/ Benjamin J. Tisch	Director	May 15, 2020
Benjamin J. Tisch

/s/ James S. Tisch	Director	May 15, 2020
James S. Tisch

/s/ Jane J. Wang	Director	May 15, 2020
Jane J. Wang

/s/ Marvin Zonis	Director	May 15, 2020
Marvin Zonis

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INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Incorporation of CNA Financial Corporation, as amended May 6, 1987 (Exhibit 3.1 to Form S-8 filed October 9, 1998 incorporated herein by reference)

3.2	Certificate of Amendment of Certificate of Incorporation, dated May 14, 1998 (Exhibit 3.1a to 2006 Form 10-K incorporated herein by reference)

3.3	Certificate of Amendment of Certificate of Incorporation, dated May 10, 1999 (Exhibit 3.1 to 1999 Form 10-K incorporated herein by reference)

3.4	By-Laws of CNA Financial Corporation, as amended and restated effective October 25, 2017 (Exhibit 3.1 to Form 8-K filed October 25, 2017 incorporated herein by reference)

4.1	CNA Financial Corporation Incentive Compensation Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, dated March 20, 2020, filed on March 20, 2020)

5.1*	Opinion of José Ramón González, Esq.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of José Ramón González Esq. (included in Exhibit 5.1)

*               Filed herewith

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